EXHIBIT 99.1
FOR IMMEDIATE RELEASE
ENERGY TRANSFER PARTNERS, L.P. PRICES
PREVIOUSLY ANNOUNCED PUBLIC OFFERING OF COMMON UNITS
Dallas, Texas — July 15, 2008 — Energy Transfer Partners, L.P. (NYSE:ETP) today announced that it has priced its previously announced public offering of 7,750,000 common units representing limited partner interests at $39.45 per common unit. Net proceeds from the offering, as well as the related capital contribution from ETP’s general partner to maintain its 2% general partner interest, will be used by ETP to repay approximately $300 million outstanding under its revolving credit facility. The offering is scheduled to close July 21, 2008. ETP also granted the underwriters a 30-day option to purchase up to an aggregate of 1,162,500 additional common units.
Citi, Wachovia Securities, Credit Suisse and Lehman Brothers are acting as joint book-running managers, and JPMorgan, Merrill Lynch & Co., Morgan Stanley, UBS Investment Bank, Deutsche Bank Securities, Morgan Keegan & Company, Inc., Oppenheimer & Co., RBC Capital Markets and Sanders Morris Harris are acting as co-managers. A copy of the prospectus supplement and prospectus relating to the offering may be obtained from the following addresses:

Citi	Wachovia Securities	Credit Suisse	Lehman Brothers
Brooklyn Army Terminal	Attn: Equity Syndicate Dept.	Attn: Prospectus	c/o Broadridge
Attn: Prospectus Delivery	375 Park Avenue	Dept.	Integrated Distribution
Dept.	New York, New York 10152	One Madison Avenue	Services
140 58th Street	e-mail:	New York, New York	1155 Long Island Avenue
Brooklyn, New York 11220	equity.syndicate@wachovia.com	10010	Edgewood, New York 11717
Telephone: 718-765-6732	Telephone: 800-326-5897	Telephone: 800-221-1037	e-mail:
qiana.smith@broadridge.com
Fax: 631-254-7140
You may also obtain these documents for free when they are available by visiting EDGAR on the SEC web site at www.sec.gov.
This offering is made pursuant to an effective shelf registration statement and prospectus filed by ETP with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Colorado, Louisiana, New Mexico and Utah, and owns the largest intrastate pipeline system in Texas. ETP’s natural gas operations include intrastate natural gas gathering and transportation pipelines, natural gas treating and processing assets and three natural gas storage facilities located in Texas. These assets include approximately 14,300 miles of intrastate pipeline in service, with approximately 500 miles of intrastate pipeline under construction, and 2,400 miles of interstate pipeline. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.
Energy Transfer Equity, L.P. (NYSE:ETE) owns the general partner of ETP and approximately 62.5 million ETP limited partner units.
Statements about the offering may be forward-looking statements as defined under federal law. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of ETP, and a variety of risks that could cause results to differ materially from those expected by management of ETP. ETP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700
Media Relations:
Vicki Granado
Gittins & Granado
214-361-0400 direct
214-498-9272 cell
#      #     #